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                                                                   EXHIBIT 10.3



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                                 LEASE CONTRACT

LESSOR:

      LUCIO SAMPAIO DE SOUZA, Brazilian citizen, married, merchant, resident in this city .RG # 728533 SSP/AM, CGC/CPF #001105BB2-20.

LESSEE:

      AMAZON NATURAL TREASURES COMMERCIAL IMPORTADORA EXPORTADORA LTDA. Rua Belem, 1036, facing Rua Recife, Adrianopolis. CGC #01541802/0001-71.

GUARANTOR(S):

      CARLOS AUGUSTO GAMA FRANCO, Brazilian citizen, married, Accountant, resident at Rua Lamartine Delamare, 160, Guara,SP RG #9263482 SSP/SP, CGC/CPF #057893948-76.

OBJECT OF CONTRACT:

      Said building at Belem Street, #1036, facing Recife St., Adrianopolis. The said building Is destined as a commercial lease.

LEASE AMOUNT:

      R$850,00 (Eight hundred and fifty Reais). The monthly lease shall be paid up to the 20th day of the subsequent month, Either at the Lessor's address or his representative's.

TERM OF THE CONTRACT:

      1 (one year). Beginning 09/20/1996 and Ending 09/19/1997.

TAXES AND OTHER FEES:

      It is the lessee's duty to pay all utilities and homeowners association fees if and when applicable, as well as all taxes excised on the property.

GENERAL OBLIGATIONS:

      The Lessee shall have inspected the property receiving it in perfect state of, therefore obliging it self to;

      a) Maintain such property in perfect state, so as when returned to the Lessor it is in the same condition. All in accordance with the annexed inspection signed by all parties.



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      b) Not install, adapt, alter, or any construction work whatsoever, without prior written permission by the Lessor.

      c) Not transfer' this Contract, sublease, or lend said building, under any circumstance, as well as alter the intent of this Contract.

      d) Notify the Lessor of all correspondence, warrants, summons and any other public notices addressed on his behalf.

      d) In case of any authorized add-one and/or other alterations on the building, restitute it to the "status quo" before returning it to the Lessor.

OF PROPERTY TAXES:

      The parties agree that all property taxes due during the term of this Contract shall be the Lessee's responsibility.

TERMINATION OF THE CONTRACT:

      Any infraction to any and all clauses herewith determined, as well as any other Law, are considered cause to terminate said Contract, with the subsequent eviction and payment of all monies due.

      Renewals incumbent upon the Lessee to renew said Contract if so it Wishes. The new lease will be increased according to the Federal Government indexes applicable to commercial leases.

INDEMNIZATION AND THE RIGHT OF OWNERSHIP:

      Any and all betterment added to the property once authorized by the owner (Lessor), even if necessary will be incorporated to the property, being denied to the Lessee the right to seek any compensation, repayment or ownership over said betterment.

SUBSEQUENT LEGAL ADVANTAGES:

      This Contract will always be under the rule of the Brazilian Civil Code and the Law #8.245 from 10.18.1991, being assured to the Lessor all rights and advantages of any and all laws subsequently approved and regulator of the matter.

OF THE GUARANTEES:

      To guarantee the faithful fulfillment of said Contract and each of its obligations, specially the payment of the rents, co-sign as Guarantor(s), the said person(s) previously named, which will be co-responsible with the Lessee for said payments.


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The Guarantor(s) will have solidarity with the Lessee's obligation to pay the rents as well as all other clauses hereon established, or that, the Guarantor(s) will renounce to the rights inherent to paragraph 1.491 of the Civil Code, remaining such obligation until the return of the keys of the building to the Lessor.

      a) the GUARANTOR(S) acknowledge that said responsibilities and solidarity will remain until the return of such keys, renouncing in this matter to paragraphs 1.500 (Civil Code) rights.

      b) in case of death, bankruptcy or personal bankruptcy of the Guarantor(s), is incumbent upon the Lessee to replace it with another, to be previously approved by the Lessor, within 30 days, failure to do so will be cause for eviction.

OF THE RENT DUE DATE:

      It is established that the Lessee shall make the rent payment until the 20th day of the subsequent month. After such date the Lessor(s) can submit the amount for collection, either through an Attorney or an Agency, in which case the Lessee's will be responsible for all and any fees thereof.

      a) In case of delayed payment of such rents, the Lessee(s) shall be responsible not only to pay such amount (Clause 5) will also incur into interest of 1% a month applicable on top of any devaluation due to inflation, not withstanding any other penalties and/or fees clue.

PENALTY CLAUSE:

      The Lessor and the Lessee mutually agree to respect and abide by the Clauses of this Contract, if and when however, one of the parties infringe upon any of these Clauses, it shall pay the other a 10% penalty over the entire value of this Contract. Such penalty is due in its totality whatever term of the Contract has been fulfilled. The payment of such penalty does not preclude the party not at fault to terminate the Contract.

      a) it is agreed between the parties that the amount of the Penalty will be altered every time the rent is changed, within proportion to such alteration, which shall be automatic, notwithstanding such penalty payment, the Lessee is not exempt from rent payment as well as damages incurred by the building.

      b) the parties elect the jurisdiction of where the building is Noted, whatever their domiciles may be, to solve any and all disputes arising from this Contract.


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      By having said Contract just and perfect, the parties sign this Contract in 2 copies with same content in the presence of the undersigned witnesses.

Manaus, September 20th 1996.
LUCIO SAMPAIO DE SOUZA
(LESSOR)

AMAZON N.T.COM.IMP.LTDA
(LESSEE)

CARLOS AUGUSTO GAMA FRANCO
(GUARANTOR)